EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2021 First Quarter Results

Summary

  Net income of $18.5 million, or $0.81 diluted earnings per share
  Efficiency ratio improved to 56.88% from 58.55% in Q4 2020
  Return on average shareholders’ equity of 12.04%
  Return on average tangible common equity of 17.28%
  Tier 1 leverage ratio increased 29 bps to 7.79%
  Book value and tangible book value per share increased 2.2% and 3.5%, respectively

EFFINGHAM, Ill., April 22, 2021 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $18.5 million, or $0.81 diluted earnings per share, for the first quarter of 2021. This compares to net income of $8.3 million, or $0.36 diluted earnings per share, for the fourth quarter of 2020, which was negatively impacted by $4.9 million of charges related to the prepayment of FHLB advances, a $0.6 million loss on mortgage servicing rights (“MSRs”) held-for-sale, and $0.2 million in integration and acquisition expenses, and to net income of $1.5 million, or $0.06 diluted earnings per share, for the first quarter of 2020, which was negatively impacted by an $8.5 million impairment on commercial MSRs and $0.9 million in integration and acquisition expenses.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “Our first quarter results reflect a significant increase in our level of profitability resulting from the actions we took last year to increase efficiencies and optimize our business model. Despite operating in a low growth, low interest rate environment, we are seeing substantial improvement in our performance metrics including our efficiency ratio, return on average assets, and return on average tangible equity, as well as strong increases in our capital ratios and book value.

“We continued to execute on our strategy to increase our recurring fee income with the announcement of our acquisition of ATG Trust Company, which we expect to close during the second quarter of 2021. The addition of ATG Trust will further increase our assets under administration and provide additional expertise in specialized areas that will improve our ability to attract new clients to our wealth management business.

“During the first quarter, we saw an elevated level of loan payoffs and paydowns, which impacted our total loan balances. However, we are seeing encouraging signs of improving economic conditions in our markets and a growing loan pipeline. As a result, we believe that we will see stronger loan production and loan growth as we move through the year. The stronger loan growth and redeployment of our excess liquidity into higher yielding assets should enable us to realize additional operating leverage and generate further improvement in our level of profitability going forward,” said Mr. Ludwig.

Adjusted Earnings

Financial results for the fourth quarter of 2020 were impacted by $4.9 million of charges related to the prepayment of FHLB advances, a $0.6 million loss on residential MSRs held-for sale, and $0.2 million in integration and acquisition expenses. Excluding these amounts and certain income, adjusted earnings were $12.5 million, or $0.54 per share, for the fourth quarter of 2020.

Financial results for the first quarter of 2020 were impacted by $0.9 million in integration and acquisition expenses, a $0.5 million loss on residential MSRs held-for-sale, and a $0.2 million loss on the repurchase of subordinated debt. Excluding these amounts and certain income and other expenses, adjusted earnings were $2.8 million, or $0.11 diluted earnings per share, for the first quarter of 2020.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the first quarter of 2021 was 3.45%, compared to 3.47% for the fourth quarter of 2020. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 8 and 10 basis points to net interest margin in the first quarter of 2021 and fourth quarter of 2020, respectively. Excluding the impact of accretion income, net interest margin was unchanged from the fourth quarter of 2020, as a favorable shift in the mix of earning assets and a reduction in the average cost of funds was offset by a decline in the average yield on loans and securities.

Relative to the first quarter of 2020, net interest margin decreased from 3.48%. Accretion income on purchased loan portfolios contributed 16 basis points to net interest margin in the first quarter of 2020. Excluding the impact of accretion income, net interest margin increased 5 basis points compared to the first quarter of 2020, primarily due to a reduction in the average cost of deposits and the accelerated recognition of Paycheck Protection Program (“PPP”) loan income upon forgiveness.

Net Interest Income

Net interest income for the first quarter of 2021 was $51.9 million, a decrease of 3.1% from $53.5 million for the fourth quarter of 2020. Excluding accretion income, net interest income decreased $1.2 million from the prior quarter, which was primarily due to lower PPP loan income. Accretion income associated with purchased loan portfolios totaled $1.2 million for the first quarter of 2021, compared with $1.6 million for the fourth quarter of 2020. PPP loan income totaled $2.6 million, including loan origination fees of $2.1 million, in the first quarter of 2021, compared to $3.7 million, including loan origination fees of $3.1 million, in the fourth quarter of 2020.

Relative to the first quarter of 2020, net interest income increased $5.2 million, or 11.2%. Accretion income for the first quarter of 2020 was $2.2 million. Excluding the impact of accretion income, net interest income increased primarily due to organic loan growth and a significant decline in the cost of funds.

Noninterest Income

Noninterest income for the first quarter of 2021 was $14.8 million, an increase of 3.3% from $14.3 million for the fourth quarter of 2020. Impairment on commercial MSRs impacted noninterest income by $1.3 million and $2.3 million in the first quarter of 2021 and fourth quarter of 2020, respectively. Excluding the impairments, noninterest income decreased 3.5% primarily due to lower levels of residential mortgage banking revenue and service charges on deposit accounts.

Relative to the first quarter of 2020, noninterest income increased 72.3% from $8.6 million. The increase was primarily attributable to a lower level of impairment on commercial MSRs.

Wealth management revenue for the first quarter of 2021 was $5.9 million, an increase of 1.1% from the fourth quarter of 2020. Compared to the first quarter of 2020, wealth management revenue increased 4.5%.

Noninterest Expense

Noninterest expense for the first quarter of 2021 was $39.1 million, which included $0.2 million in integration and acquisition expenses, compared with $47.0 million in the fourth quarter of 2020, which included $4.9 million of charges related to the prepayment of FHLB advances, a $0.6 million loss on residential MSRs held-for sale, and $0.2 million in integration and acquisition expenses. Excluding the FHLB prepayment charges, losses on MSRs held-for sale, and integration and acquisition expenses, noninterest expense decreased by $2.5 million, primarily due to lower salaries and employee benefits expense resulting from the Company’s branch network and facilities optimization initiative implemented during the fourth quarter of 2020, as well as a one-time vacation rollover accrual recorded in the prior quarter.

Relative to the first quarter of 2020, noninterest expense decreased 6.2% from $41.7 million, which included $0.9 million in integration and acquisition expenses, a $0.5 million loss on residential MSRs held-for-sale, and a $0.2 million loss on the repurchase of subordinated debt. Excluding the integration and acquisition expenses, the losses on residential MSRs held-for-sale and the loss on the repurchase of subordinated debt, noninterest expense declined $1.1 million, primarily due to lower salaries and employee benefits expense and lower occupancy and equipment expense resulting from the Company’s branch network and facilities optimization initiative.

Loan Portfolio

Total loans outstanding were $4.91 billion at March 31, 2021, compared with $5.10 billion at December 31, 2020 and $4.38 billion at March 31, 2020. The decrease in total loans from December 31, 2020 was primarily attributable to elevated payoffs and paydowns across most of the Company’s major portfolios, as well as lower end-of-period balances on commercial FHA warehouse lines of credit, which was partially offset by an increase in PPP loans following the origination of $79.3 million of loans in the second round of the program.

Equipment finance balances decreased $2.9 million from December 31, 2020 to $858.6 million at March 31, 2021, which are booked within the commercial loans and leases portfolio.

The increase in total loans from March 31, 2020 was primarily attributable to the growth in equipment finance balances, consumer loans, and PPP loans.

Deposits

Total deposits were $5.34 billion at March 31, 2021, compared with $5.10 billion at December 31, 2020, and $4.65 billion at March 31, 2020. The increase in total deposits from the end of the prior quarter was primarily attributable to strong inflows of retail deposits resulting from federal government stimulus payments and PPP-related commercial deposits.

Asset Quality

Nonperforming loans totaled $52.8 million, or 1.08% of total loans, at March 31, 2021, compared with $54.1 million, or 1.06% of total loans, at December 31, 2020. The decrease in nonperforming loans was primarily attributable to the resolution of long-term problem loans. At March 31, 2020, nonperforming loans totaled $58.2 million, or 1.33% of total loans.

Net charge-offs for the first quarter of 2021 were $1.7 million, or 0.14% of average loans on an annualized basis.

The Company recorded a provision for credit losses of $3.6 million for the first quarter of 2021, which was primarily related to additions to specific reserves.

The Company’s allowance for credit losses on loans was 1.28% of total loans and 118.7% of nonperforming loans at March 31, 2021, compared with 1.18% of total loans and 111.8% of nonperforming loans at December 31, 2020. Approximately 90.3% of the allowance for credit losses on loans at March 31, 2021 was allocated to general reserves.

Capital

At March 31, 2021, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of March 31, 2021	Consolidated Ratios as of March 31, 2021	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	12.18%	13.73%	10.50%
Tier 1 capital to risk-weighted assets	11.15%	9.62%	8.50%
Tier 1 leverage ratio	9.03%	7.79%	4.00%
Common equity Tier 1 capital	11.15%	8.39%	7.00%
Tangible common equity to tangible assets (1)	NA	6.67%	NA

(1)  A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2)  Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the first quarter of 2021, the Company repurchased 65,840 shares of its common stock at a weighted average price of $18.35 under its stock repurchase program, which authorized the repurchase of up to $50 million of its common stock. As of March 31, 2021, the Company had $5.2 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, April 23, 2021, to discuss its financial results. The call can be accessed via telephone at (877) 516-3531; conference ID: 9390877. A recorded replay can be accessed through April 30, 2021, by dialing (855) 859-2056; conference ID: 9390877.

A slide presentation relating to the first quarter 2021 financial results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation, which contains important information related to the impact of COVID-19. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2021, the Company had total assets of approximately $6.88 billion, and its Wealth Management Group had assets under administration of approximately $3.56 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2021	2020	2020	2020	2020
Earnings Summary
Net interest income	$51,868	$53,516	$49,980	$48,989	$46,651
Provision for credit losses	3,565	10,058	11,728	10,997	11,578
Noninterest income	14,816	14,336	18,919	19,396	8,598
Noninterest expense	39,079	47,048	53,901	41,395	41,666
Income before income taxes	24,040	10,746	3,270	15,993	2,005
Income taxes	5,502	2,413	3,184	3,424	456
Net income	$18,538	$8,333	$86	$12,569	$1,549

Diluted earnings per common share	$0.81	$0.36	$-	$0.53	$0.06
Weighted average shares outstanding - diluted	22,578,553	22,656,343	22,937,837	23,339,964	24,538,002
Return on average assets	1.11%	0.49%	0.01%	0.77%	0.10%
Return on average shareholders' equity	12.04%	5.32%	0.05%	8.00%	0.96%
Return on average tangible common equity (1)	17.28%	7.68%	0.08%	11.84%	1.39%
Net interest margin	3.45%	3.47%	3.33%	3.32%	3.48%
Efficiency ratio (1)	56.88%	58.55%	57.74%	59.42%	62.21%

Adjusted Earnings Performance Summary (1)
Adjusted earnings	$18,662	$12,471	$12,023	$12,884	$2,806
Adjusted diluted earnings per common share	$0.82	$0.54	$0.52	$0.55	$0.11
Adjusted return on average assets	1.12%	0.73%	0.72%	0.78%	0.19%
Adjusted return on average shareholders' equity	12.12%	7.97%	7.56%	8.20%	1.73%
Adjusted return on average tangible common equity	17.39%	11.50%	11.04%	12.14%	2.53%
Adjusted pre-tax, pre-provision earnings	$29,051	$28,855	$28,751	$27,531	$23,785
Adjusted pre-tax, pre-provision return on average assets	1.75%	1.69%	1.72%	1.68%	1.58%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share data)	2021	2020	2020	2020	2020
Net interest income:
Interest income	$60,503	$62,712	$60,314	$60,548	$61,314
Interest expense	8,635	9,196	10,334	11,559	14,663
Net interest income	51,868	53,516	49,980	48,989	46,651
Provision for credit losses:
Provision for credit losses on loans	3,950	10,000	10,970	11,610	10,569
Provision for credit losses on unfunded commitments	(535)	-	577	(665)	934
Provision for other credit losses	150	58	181	52	75
Total provision for credit losses	3,565	10,058	11,728	10,997	11,578
Net interest income after provision for credit losses	48,303	43,458	38,252	37,992	35,073
Noninterest income:
Wealth management revenue	5,931	5,868	5,559	5,698	5,677
Commercial FHA revenue	292	400	926	3,414	1,267
Residential mortgage banking revenue	1,574	2,285	3,049	2,723	1,755
Service charges on deposit accounts	1,826	2,149	2,092	1,706	2,656
Interchange revenue	3,375	3,137	3,283	3,013	2,833
Gain on sales of investment securities, net	-	-	1,721	-	-
Impairment on commercial mortgage servicing rights	(1,275)	(2,344)	(1,418)	(107)	(8,468)
Company-owned life insurance	860	893	897	892	900
Other income	2,233	1,948	2,810	2,057	1,978
Total noninterest income	14,816	14,336	18,919	19,396	8,598
Noninterest expense:
Salaries and employee benefits	20,528	22,636	21,118	20,740	21,063
Occupancy and equipment	3,940	3,531	4,866	4,286	4,869
Data processing	5,993	5,987	5,721	5,458	5,477
Professional	2,185	1,912	1,861	1,606	1,855
Amortization of intangible assets	1,515	1,556	1,557	1,629	1,762
Loss on mortgage servicing rights held for sale	-	617	188	391	496
Impairment related to facilities optimization	-	(10)	12,651	60	146
FHLB advances prepayment fees	8	4,872	-	-	-
Other expense	4,910	5,947	5,939	7,225	5,998
Total noninterest expense	39,079	47,048	53,901	41,395	41,666
Income before income taxes	24,040	10,746	3,270	15,993	2,005
Income taxes	5,502	2,413	3,184	3,424	456
Net income	$18,538	$8,333	$86	$12,569	$1,549

Basic earnings per common share	$0.81	$0.36	$0.00	$0.53	$0.06
Diluted earnings per common share	$0.81	$0.36	$0.00	$0.53	$0.06

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2021	2020	2020	2020	2020
Assets
Cash and cash equivalents	$631,219	$341,640	$461,196	$519,868	$449,396
Investment securities	690,390	686,135	618,974	639,693	661,894
Loans	4,910,806	5,103,331	4,941,466	4,839,423	4,376,204
Allowance for credit losses on loans	(62,687)	(60,443)	(52,771)	(47,093)	(38,545)
Total loans, net	4,848,119	5,042,888	4,888,695	4,792,330	4,337,659
Loans held for sale	55,174	138,090	62,500	32,403	113,852
Premises and equipment, net	73,255	74,124	74,967	89,046	90,118
Other real estate owned	20,304	20,247	15,961	12,728	7,892
Loan servicing rights, at lower of cost or fair value	36,876	39,276	42,465	44,239	44,566
Goodwill	161,904	161,904	161,904	172,796	172,796
Other intangible assets, net	26,867	28,382	29,938	31,495	33,124
Cash surrender value of life insurance policies	146,864	146,004	145,112	144,215	143,323
Other assets	193,814	189,850	198,333	165,685	153,610
Total assets	$6,884,786	$6,868,540	$6,700,045	$6,644,498	$6,208,230

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,522,433	$1,469,579	$1,355,188	$1,273,267	$1,052,726
Interest-bearing deposits	3,818,080	3,631,437	3,673,548	3,669,840	3,597,914
Total deposits	5,340,513	5,101,016	5,028,736	4,943,107	4,650,640
Short-term borrowings	71,728	68,957	58,625	77,136	43,578
FHLB advances and other borrowings	529,171	779,171	693,640	693,865	593,089
Subordinated debt	169,888	169,795	169,702	169,610	169,505
Trust preferred debentures	48,954	48,814	48,682	48,551	48,420
Other liabilities	89,065	79,396	78,780	78,640	71,838
Total liabilities	6,249,319	6,247,149	6,078,165	6,010,909	5,577,070
Total shareholders’ equity	635,467	621,391	621,880	633,589	631,160
Total liabilities and shareholders’ equity	$6,884,786	$6,868,540	$6,700,045	$6,644,498	$6,208,230

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2021	2020	2020	2020	2020
Loan Portfolio
Commercial loans and leases	$1,977,440	$2,095,639	$1,938,691	$1,856,435	$1,439,145
Commercial real estate	1,494,031	1,525,973	1,496,758	1,495,183	1,507,280
Construction and land development	191,870	172,737	177,894	207,593	208,361
Residential real estate	398,501	442,880	470,829	509,453	548,014
Consumer	848,964	866,102	857,294	770,759	673,404
Total loans	$4,910,806	$5,103,331	$4,941,466	$4,839,423	$4,376,204

Deposit Portfolio
Noninterest-bearing demand	$1,522,433	$1,469,579	$1,355,188	$1,273,267	$1,052,726
Interest-bearing:
Checking	1,601,449	1,568,888	1,581,216	1,484,728	1,425,022
Money market	819,455	785,871	826,454	877,675	849,642
Savings	653,256	597,966	580,748	594,685	534,457
Time	718,788	655,620	661,872	689,841	765,870
Brokered time	25,132	23,092	23,258	22,911	22,923
Total deposits	$5,340,513	$5,101,016	$5,028,736	$4,943,107	$4,650,640

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2021	2020	2020	2020	2020
Average Balance Sheets
Cash and cash equivalents	$350,061	$415,686	$491,728	$489,941	$337,851
Investment securities	680,202	672,937	628,705	650,356	662,450
Loans	4,992,802	4,998,912	4,803,940	4,696,288	4,384,206
Loans held for sale	65,365	45,196	44,880	99,169	19,844
Nonmarketable equity securities	55,935	51,906	50,765	50,661	45,124
Total interest-earning assets	6,144,365	6,184,637	6,020,018	5,986,415	5,449,475
Non-earning assets	602,017	602,716	625,522	619,411	624,594
Total assets	$6,746,382	$6,787,353	$6,645,540	$6,605,826	$6,074,069

Interest-bearing deposits	$3,757,108	$3,680,645	$3,656,833	$3,651,406	$3,549,515
Short-term borrowings	75,544	62,432	64,010	59,103	55,616
FHLB advances and other borrowings	617,504	682,981	693,721	692,470	532,733
Subordinated debt	169,844	169,751	169,657	169,560	170,026
Trust preferred debentures	48,887	48,751	48,618	48,487	48,357
Total interest-bearing liabilities	4,668,887	4,644,560	4,632,839	4,621,026	4,356,247
Noninterest-bearing deposits	1,370,604	1,446,359	1,303,963	1,280,983	986,178
Other noninterest-bearing liabilities	82,230	73,840	75,859	71,853	78,943
Shareholders' equity	624,661	622,594	632,879	631,964	652,701
Total liabilities and shareholders' equity	$6,746,382	$6,787,353	$6,645,540	$6,605,826	$6,074,069

Yields
Earning Assets
Cash and cash equivalents	0.11%	0.12%	0.10%	0.14%	1.26%
Investment securities	2.51%	2.65%	2.86%	3.05%	3.23%
Loans	4.50%	4.58%	4.57%	4.64%	5.01%
Loans held for sale	2.74%	3.14%	2.92%	4.07%	3.87%
Nonmarketable equity securities	4.93%	5.22%	5.26%	5.40%	5.39%
Total interest-earning assets	4.02%	4.06%	4.01%	4.10%	4.56%

Interest-Bearing Liabilities
Interest-bearing deposits	0.34%	0.36%	0.46%	0.61%	0.95%
Short-term borrowings	0.13%	0.14%	0.17%	0.19%	0.73%
FHLB advances and other borrowings	1.69%	1.71%	1.85%	1.69%	2.24%
Subordinated debt	5.57%	5.60%	5.58%	5.85%	5.90%
Trust preferred debentures	4.08%	4.03%	4.16%	4.86%	6.02%
Total interest-bearing liabilities	0.75%	0.79%	0.89%	1.01%	1.35%

Cost of Deposits	0.25%	0.26%	0.34%	0.45%	0.74%

Net Interest Margin	3.45%	3.47%	3.33%	3.32%	3.48%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2021	2020	2020	2020	2020
Asset Quality
Loans 30-89 days past due	$24,819	$31,460	$28,188	$36,551	$40,392
Nonperforming loans	52,826	54,070	67,443	60,513	58,166
Nonperforming assets	75,004	75,432	84,795	74,707	67,158
Net charge-offs	1,706	2,328	5,292	3,062	12,835
Loans 30-89 days past due to total loans	0.51%	0.62%	0.57%	0.76%	0.92%
Nonperforming loans to total loans	1.08%	1.06%	1.36%	1.25%	1.33%
Nonperforming assets to total assets	1.09%	1.10%	1.27%	1.12%	1.08%
Allowance for credit losses to total loans	1.28%	1.18%	1.07%	0.97%	0.88%
Allowance for credit losses to nonperforming loans	118.67%	111.79%	78.25%	77.82%	66.27%
Net charge-offs to average loans	0.14%	0.19%	0.44%	0.26%	1.18%

Wealth Management
Trust assets under administration	$3,560,427	$3,480,759	$3,260,893	$3,253,784	$2,967,536

Market Data
Book value per share at period end	$28.43	$27.83	$27.51	$27.62	$26.99
Tangible book value per share at period end (1)	$19.98	$19.31	$19.03	$18.72	$18.19
Market price at period end	$27.74	$17.87	$12.85	$14.95	$17.49
Shares outstanding at period end	22,351,740	22,325,471	22,602,844	22,937,296	23,381,496

Capital
Total capital to risk-weighted assets	13.73%	13.24%	13.34%	13.67%	13.73%
Tier 1 capital to risk-weighted assets	9.62%	9.20%	9.40%	9.71%	9.76%
Tier 1 common capital to risk-weighted assets	8.39%	7.99%	8.18%	8.44%	8.47%
Tier 1 leverage ratio	7.79%	7.50%	7.72%	7.75%	8.39%
Tangible common equity to tangible assets (1)	6.67%	6.46%	6.61%	6.67%	7.08%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2021	2020	2020	2020	2020
Income before income taxes - GAAP	$24,040	$10,746	$3,270	$15,993	$2,005
Adjustments to noninterest income:
Gain on sales of investment securities, net	-	-	1,721	-	-
Other	75	3	(17)	11	(13)
Total adjustments to noninterest income	75	3	1,704	11	(13)
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	-	617	188	391	496
Loss on repurchase of subordinated debt	-	-	-	-	193
Impairment related to facilities optimization	-	(10)	12,651	60	146
FHLB advances prepayment fees	8	4,872	-	-	-
Integration and acquisition expenses	238	231	1,200	(6)	886
Total adjustments to noninterest expense	246	5,710	14,039	445	1,721
Adjusted earnings pre tax	24,211	16,453	15,605	16,427	3,739
Adjusted earnings tax	5,549	3,982	3,582	3,543	933
Adjusted earnings - non-GAAP	$18,662	$12,471	$12,023	$12,884	$2,806
Adjusted diluted earnings per common share	$0.82	$0.54	$0.52	$0.55	$0.11
Adjusted return on average assets	1.12%	0.73%	0.72%	0.78%	0.19%
Adjusted return on average shareholders' equity	12.12%	7.97%	7.56%	8.20%	1.73%
Adjusted return on average tangible common equity	17.39%	11.50%	11.04%	12.14%	2.53%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2021	2020	2020	2020	2020
Adjusted earnings pre tax - non-GAAP	$24,211	$16,453	$15,605	$16,427	$3,739
Provision for credit losses	3,565	10,058	11,728	10,997	11,578
Impairment on commercial mortgage servicing rights	1,275	2,344	1,418	107	8,468
Adjusted pre-tax, pre-provision earnings - non-GAAP	$29,051	$28,855	$28,751	$27,531	$23,785
Adjusted pre-tax, pre-provision return on average assets	1.75%	1.69%	1.72%	1.68%	1.58%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2021	2020	2020	2020	2020
Noninterest expense - GAAP	$39,079	$47,048	$53,901	$41,395	$41,666
Loss on mortgage servicing rights held for sale	-	(617)	(188)	(391)	(496)
Loss on repurchase of subordinated debt	-	-	-	-	(193)
Impairment related to facilities optimization	-	10	(12,651)	(60)	(146)
FHLB advances prepayment fees	(8)	(4,872)	-	-	-
Integration and acquisition expenses	(238)	(231)	(1,200)	6	(885)
Adjusted noninterest expense	$38,833	$41,338	$39,862	$40,950	$39,946

Net interest income - GAAP	$51,868	$53,516	$49,980	$48,989	$46,651
Effect of tax-exempt income	386	413	430	438	485
Adjusted net interest income	52,254	53,929	50,410	49,427	47,136

Noninterest income - GAAP	14,816	14,336	18,919	19,396	8,598
Impairment on commercial mortgage servicing rights	1,275	2,344	1,418	107	8,468
Gain on sales of investment securities, net	-	-	(1,721)	-	-
Other	(75)	(3)	17	(11)	13
Adjusted noninterest income	16,016	16,677	18,633	19,492	17,079

Adjusted total revenue	$68,270	$70,606	$69,043	$68,919	$64,215

Efficiency ratio	56.88%	58.55%	57.74%	59.42%	62.21%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2021	2020	2020	2020	2020
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$635,467	$621,391	$621,880	$633,589	$631,160
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(172,796)	(172,796)
Other intangible assets, net	(26,867)	(28,382)	(29,938)	(31,495)	(33,124)
Tangible common equity	$446,696	$431,105	$430,038	$429,298	$425,240

Total Assets to Tangible Assets:
Total assets—GAAP	$6,884,786	$6,868,540	$6,700,045	$6,644,498	$6,208,230
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(172,796)	(172,796)
Other intangible assets, net	(26,867)	(28,382)	(29,938)	(31,495)	(33,124)
Tangible assets	$6,696,015	$6,678,254	$6,508,203	$6,440,207	$6,002,310

Common Shares Outstanding	22,351,740	22,325,471	22,602,844	22,937,296	23,381,496

Tangible Common Equity to Tangible Assets	6.67%	6.46%	6.61%	6.67%	7.08%
Tangible Book Value Per Share	$19.98	$19.31	$19.03	$18.72	$18.19

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2021	2020	2020	2020	2020
Net income available to common shareholders	$18,538	$8,333	$86	$12,569	$1,549

Average total shareholders' equity—GAAP	$624,661	$622,594	$632,879	$631,964	$652,701
Adjustments:
Goodwill	(161,904)	(161,904)	(168,771)	(172,796)	(171,890)
Other intangible assets, net	(27,578)	(29,123)	(30,690)	(32,275)	(33,951)
Average tangible common equity	$435,179	$431,567	$433,418	$426,893	$446,860
ROATCE	17.28%	7.68%	0.08%	11.84%	1.39%